UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2023

WORTHINGTON INDUSTRIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-08399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road
Columbus, Ohio		43085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 438-3210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Without Par Value	WOR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On May 19, 2022 (the “Closing Date”), Worthington Industries, Inc. (the “Registrant”) entered into a Receivables Financing Agreement, dated as of May 19, 2022 (as amended by the First Amendment to the Receivables Financing Agreement, dated as of October 6, 2022, the “Receivables Financing Agreement”), by and among Worthington Receivables Company, LLC, a wholly-owned, consolidated, bankruptcy-remote indirect subsidiary of the Registrant (the “Borrower”), the Registrant, the persons that from time to time would be lenders party thereunder (the “Lenders”), PNC Bank, National Association, as administrator (“PNC” or the “Administrator”) and a Lender, and PNC Capital Markets LLC, as structuring agent. Pursuant to the Receivables Financing Agreement, a revolving trade accounts receivable securitization facility in the aggregate principal amount of up to $175.0 million was made available to the Borrower by the Lenders (the “A/R Facility”).

PNC serves as a lender, an issuing bank, the swingline lender and administrative agent pursuant to the Third Amended and Restated Credit Agreement, dated as of August 20, 2021 (the “Third Amended and Restated Credit Agreement”), representing a syndicated unsecured revolving credit facility under which aggregate revolving credit commitments of up to $500 million are available to the Registrant, as a borrower, until the maturity date of August 20, 2026. In addition, PNC Capital Markets LLC serves as a joint bookrunner and a joint lead arranger under the Third Amended and Restated Credit Agreement. PNC and PNC Capital Markets LLC provide other banking services not specifically outlined in the Receivables Financing Agreement to the Registrant, the subsidiaries of the Registrant and their respective joint ventures, in the ordinary course of their respective businesses.

In connection with the A/R Facility, certain wholly-owned indirect subsidiaries of the Registrant, as originators (“Originators”), have sold and/or contributed all of their eligible accounts receivable and certain related assets (collectively, “Receivables”) to the Borrower pursuant to a Purchase and Sale Agreement, dated as of the Closing Date (the “Purchase and Sale Agreement”), by and among the Borrower and the Originators. The Borrower is a separate legal subsidiary of the Registrant whose sole business consists of purchasing Receivables, or accepting Receivables through capital contributions, and the Borrower’s assets are not available to satisfy claims of creditors of the Registrant, any Originators or any other subsidiaries of the Registrant.

The Borrower financed its purchases of Receivables, in part, by obtaining secured loans from the Lenders party to the Receivables Financing Agreement. The amount available for borrowings at any one time under the Receivables Financing Agreement was limited to a borrowing base amount calculated on the outstanding balance of eligible Receivables, subject to certain reserves and limitations. Borrowings under the Receivables Financing Agreement bore interest based on Term SOFR, Daily Simple SOFR or the Base Rate (each as defined in the Receivables Financing Agreement). Interest and certain customary fees were payable by the Borrower under the Receivable Financing Agreement on a monthly basis.

The Borrower granted to the Administrator, for the benefit of the secured parties under the Receivables Financing Agreement, a security interest in, and lien on, all Receivables as collateral security for payment of all amounts outstanding under the Receivables Financing Agreement, and the Registrant performed administrative and collection services relating to the Receivables on behalf of the Borrower for a fee.

The Registrant guaranteed the respective obligations of the Originators under the Purchase and Sale Agreement, pursuant to a Performance Guaranty, dated as of the Closing Date, made by the Registrant for the benefit of the Administrator and the other secured parties under the Receivables Financing Agreement. However, neither the Registrant nor any of the Registrant’s subsidiaries guaranteed the payment of the Borrower’s borrowings and interest under the Receivables Financing Agreement, or the collectability of any Receivables.

The Receivables Financing Agreement was scheduled to terminate on May 17, 2024, unless earlier terminated pursuant to its terms, at which time no further advances would be available and the obligations thereunder repaid in full by no later than (i) the date that was 90 days following such date or (ii) such earlier date on which the loans under the Receivables Financing Agreement became due and payable.

On June 29, 2023, the Registrant and the Borrower terminated the Receivables Financing Agreement, the Purchase and Sale Agreement and the Performance Guaranty (collectively, the “A/R Facility Documents”) pursuant to the payoff letter dated as of June 29, 2023, by and among the Registrant, the Borrower, certain affiliates of the Registrant identified as Originators therein, PNC and PNC Capital Markets LLC (the “Payoff Letter”). The A/R Facility and the transactions entered into pursuant to the A/R Facility Documents were terminated by the Registrant and the Borrower because the A/R Facility was no longer needed. No early termination or other similar fees or penalties were paid by the Registrant or the Borrower in connection with the termination of the A/R Facility and the A/R Facility Documents. All amounts owed by the Registrant and the Borrower to PNC and PNC Capital Markets LLC under the A/R Facility Documents (which amounts were comprised of less than $55,000 in fees and expenses) were paid in full pursuant to the Payoff Letter, and there are no further monetary obligations owed by the Registrant or the Borrower thereunder.

The foregoing description of the Receivables Financing Agreement, the Purchase and Sale Agreement and the Performance Guaranty is qualified in its entirety by reference to the full and complete terms of the Receivables Financing Agreement, the Purchase and Sale Agreement, the Performance Guaranty and the First Amendment to the Receivables Financing Agreement, which are included as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K (this "Form 8-K") and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

The Registrant conducted a conference call on June 29, 2023, beginning at approximately 9:00 a.m., Eastern Daylight Time, to discuss the Registrant's unaudited financial results for the fourth quarter and fiscal year ended May 31, 2023. Additionally, the Registrant addressed certain issues related to the outlook for the Registrant and the Registrant's subsidiaries and their respective markets for the coming months. A copy of the transcript of the conference call is furnished as Exhibit 99.1 to this Form 8-K.

The information contained in this Item 2.02 and in Exhibit 99.1 to this Form 8-K is being furnished pursuant to Item 2.02 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, unless the Registrant specifically states that the information is to be considered "filed" under the Exchange Act or incorporates the information by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

In the conference call, the Registrant referred to earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted EBITDA, each on a consolidated basis, for the Registrant's fourth quarter and fiscal year ended May 31, 2023 and the fourth quarter ended May 31, 2022. EBITDA and adjusted EBITDA are non-GAAP financial measures and are used by management as measures of operating performance. EBITDA is calculated by adding or subtracting, as appropriate, interest expense, net, income tax expense and depreciation and amortization to/from net earnings attributable to controlling interest. Adjusted EBITDA is calculated by adding or subtracting, as appropriate, to/from EBITDA certain items that the Registrant believes are not necessarily indicative of the Registrant's operating performance, such as incremental expense related to the (true-up of) Level5 earnout accrual, the impairment of long-lived assets, restructuring and other expense (income), net, the separation costs incurred in connection with the planned tax-free spin-off of the Registrant's Steel Processing business, the pension settlement charge, the loss on sale of the Registrant's investment in ArtiFlex Manufacturing, LLC (“ArtiFlex”) and the sale-leaseback gain in equity income at the Registrant's unconsolidated engineered cabs joint venture, Taxi Workhorse Holdings, LLC (“Workhorse”) (each pre-tax). The table below provides a reconciliation from net earnings attributable to controlling interest (the most comparable GAAP measure) to the non-GAAP financial measures EBITDA and adjusted EBITDA for each quarter of fiscal 2023, the fiscal year ended May 31, 2023 and the fourth quarter ended May 31, 2022.

	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter
(In thousands)	2023	2023	2023	2023	2022
Net earnings attributable to controlling interest (1)	$129,903	$46,325	$16,218	$64,082	$80,252
Interest expense, net	4,514	6,035	7,612	8,598	8,167
Income tax expense	40,514	12,055	4,131	19,498	24,963
Depreciation and amortization	28,292	28,153	28,354	28,001	28,248
EBITDA	203,223	92,568	56,315	120,179	141,630
Incremental expense related to (true-up of) Level5 earnout accrual (2)	-	(1,050)	525	525	-
Impairment of long-lived assets (1)(3)	1,800	484	-	197	-
Restructuring and other expense (income), net (1)(4)	(13)	824	(2,432)	(1,100)	(2,418)
Separation costs (5)	8,455	6,347	9,246	-	-
Pension settlement charge (6)	-	-	-	4,774	-
Loss on sale of investment in ArtiFlex (7)	-	300	-	15,759	-
Sale-leaseback gain in equity income (8)	(2,063)	-	-	-	-
Adjusted EBITDA	$211,402	$99,473	$63,654	$140,334	$139,212

Trailing twelve months adjusted EBITDA	$514,863

(1)
Excludes the impact of the noncontrolling interests.
(2)
Reflects the compensation expense, and related true-ups, accrued in connection with the first annual payout under the Level5 earnout agreement.
(3)
Impairment of long-lived assets are excluded because they do not occur in the ordinary course of the Registrant’s ongoing business operations, are inherently unpredictable in timing and amount, and are non-cash, so their exclusion facilitates the comparison of historical and current financial results.
(4)
Restructuring activities consist of established programs that are not part of the Registrant’s ongoing operations, such as divestitures, closing or consolidating facilities, employee severance (including rationalizing headcount or other significant changes in personnel), and realignment of existing operations (including changes to management structure in response to underlying performance and/or changing market conditions).
(5)
Reflects direct and incremental costs incurred in connection with the anticipated tax-free spin-off of the Registrant’s Steel Processing business, including audit, advisory, and legal costs and one-time costs to stand-up separate corporate functions.
(6)
During the first quarter of 2023, the Registrant completed a pension lift-out transaction to transfer a portion of the total projected benefit obligation of The Gerstenslager Company Bargaining Unit Employees' Pension Plan to a third-party insurance company, resulting in a non-cash settlement charge of $4,774 to accelerate a portion of the overall deferred pension cost.
(7)
On August 3, 2022, the Registrant sold its 50% noncontrolling equity investment in ArtiFlex, resulting in a pre-tax loss of $16,059, including $300 of transaction costs settled during the three months ended February 28, 2023.
(8)
During the three months ended May 31, 2023, Workhorse recognized a pre-tax gain of $10,315 related to a sale-leaseback transaction. The Registrant’s portion of this gain, which is recorded in equity income, was $2,063.

In the conference call, the Registrant referred to adjusted earnings before interest and taxes ("adjusted EBIT") and adjusted EBIT margin for the Registrant's business segments, which are non-GAAP financial measures used by the Registrant as measures of segment operating performance. Reconciliations from operating income (loss) (the most comparable GAAP measure) to the non-GAAP financial measures adjusted EBIT and adjusted EBITDA for the three months ended May 31, 2023 and May 31, 2022 are outlined below. Adjusted EBIT margin is calculated by dividing adjusted EBIT by net sales.

	Three Months Ended May 31, 2023

	Steel	Consumer	Building	Sustainable
(In thousands, except margin)	Processing	Products	Products	Energy Solutions	Other	Consolidated
Net sales	$860,062	$181,175	$142,189	$45,438	n/a	$1,228,864

Operating income (loss)	$93,335	$25,793	$9,662	$2,427	$(8,645)	$122,572
Impairment of long-lived assets	1,800	-	-	-	-	1,800
Restructuring and other (income) expense	-	7	(20)	-	-	(13)
Separation costs	-	-	-	-	8,455	8,455
Adjusted operating income (loss)	95,135	25,800	9,642	2,427	(190)	132,814
Miscellaneous income (expense), net	1,126	(103)	(79)	181	2	1,127
Equity in net income of unconsolidated affiliates (1)	4,234	-	49,618	-	(423)	53,429
Less: Net earnings attributable to noncontrolling interests	4,260	-	-	-	-	4,260
Adjusted EBIT	96,235	25,697	59,181	2,608	(611)	183,110
Depreciation and amortization	16,407	4,059	4,610	1,697	1,519	28,292
Adjusted EBITDA	$112,642	$29,756	$63,791	$4,305	$908	$211,402

Adjusted EBIT margin	11.2%	14.2%	41.6%	5.7%	NM	14.9%

(1)
Excludes a pre-tax gain of $2,063 within Other related to a sale-leaseback transaction within Workhorse during the three months ended May 31, 2023.

	Three Months Ended May 31, 2022
	Steel	Consumer	Building	Sustainable Energy
(In thousands, except margin)	Processing	Products	Products	Solutions	Other	Consolidated
Net sales	$1,119,808	$186,212	$172,945	$41,335	$5	$1,520,305

Operating income (loss)	$16,877	$29,734	$19,834	$(1,756)	$706	$65,395
Restructuring and other (income), net	(2,281)	-	-	-	(33)	(2,314)
Adjusted operating income (loss)	14,596	29,734	19,834	(1,756)	673	63,081
Miscellaneous income (expense), net	827	(245)	99	80	(110)	651
Equity in net income of unconsolidated affiliates	6,922	-	43,634	-	2,485	53,041
Less: Net earnings attributable to noncontrolling interests (2)	5,809	-	-	-	-	5,809
Adjusted EBIT	16,536	29,489	63,567	(1,676)	3,048	110,964
Depreciation and amortization	17,291	3,136	4,292	1,611	1,918	28,248
Adjusted EBITDA	$33,827	$32,625	$67,859	$(65)	$4,966	$139,212

Adjusted EBIT margin	1.5%	15.8%	36.8%	(4.1%)	NM	7.3%

(2)
Excludes the noncontrolling interest portion of restructuring charges of $104.

In the conference call, the Registrant referred to free cash flow for the three months and fiscal year ended May 31, 2023. Free cash flow is a non-GAAP financial measure that management believes measures the Registrant's ability to generate cash beyond what is required for its business operations and capital expenditures. The following provides a reconciliation of net cash provided by operating activities (the most comparable GAAP measure) to free cash flow for the three months and fiscal year ended May 31, 2023.

	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter
(In thousands)	2023	2023	2023	2023
Net cash provided by operating activities	$229,234	$182,151	$132,941	$81,038
Investment in property, plant and equipment	(17,651)	(22,748)	(24,490)	(21,477)
Free cash flow	$211,583	$159,403	$108,451	$59,561

Trailing twelve months free cash flow	$538,998

In the conference call, the Registrant referred to the ratio of net debt to trailing twelve months adjusted EBITDA, which is a non-GAAP financial measure that is used by the Registrant as a measure of leverage. Net debt to adjusted EBITDA is calculated by subtracting cash and cash equivalents from net debt (defined as the aggregate of short-term borrowings, current maturities of long-term debt and long-term debt) and dividing the sum by adjusted EBITDA. The calculation of net debt to adjusted EBITDA for the twelve months ended May 31, 2023, along with a reconciliation from net cash provided by operating activities (the most comparable GAAP measure) to adjusted EBITDA for the same period, as mentioned in the conference call, is outlined below.

	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter
(In thousands)	2023	2023	2023	2023

Net cash provided by operating activities:	$229,234	$182,152	$132,941	$81,038
Adjustments:
Changes in assets and liabilities, net of impact of acquisitions	(60,582)	(78,197)	(68,967)	48,117
Interest expense, net	4,514	6,035	7,612	8,598
Income tax expense	40,514	12,055	4,131	19,498
Impairment of long-lived assets	(1,800)	(484)	-	(312)
Benefit from (provision for) deferred income taxes	(4,670)	5,525	3,617	11,056
Bad debt (expense) benefit	1,678	(2,346)	(1,098)	(342)
Equity in net income of unconsolidated affiliates, net of distributions	4,545	(23,218)	(18,352)	(42,845)
Net gain (loss) on sale of assets	(530)	(46)	4,265	769
Stock-based compensation	(5,420)	(4,975)	(4,547)	(4,236)
Less: noncontrolling interest	(4,260)	(3,933)	(3,287)	(1,162)
EBITDA (1)	$203,223	$92,568	$56,315	$120,179
Adjustments:
Incremental expense related to (true-up of) Level5 earnout	-	(1,050)	525	525
Impairment of long-lived assets (1)	1,800	484	-	197
Restructuring and other expense (income), net (1)	(13)	824	(2,432)	(1,100)
Separation costs	8,455	6,347	9,246	-
Pension settlement charge	-	-	-	4,774
Loss on sale of investment in ArtiFlex	-	300	-	15,759
Sale-leaseback gain in equity income	(2,063)	-	-	-
Adjusted EBITDA (1)	$211,402	$99,473	$63,654	$140,334

Trailing twelve months adjusted EBITDA (1)	$514,863

(1)
Excludes the impact of the noncontrolling interests.

May 31,
(In thousands)	2023
Short-term borrowings	$2,813
Current maturities of long-term debt	264
Long-term debt	689,718
Total debt	$692,795
Less: cash and cash equivalents	(454,946)
Net debt	$237,849

Trailing twelve months adjusted EBITDA	$514,863

Net debt to trailing twelve months adjusted EBITDA	0.46

Additional non-GAAP financial measures referred to by the Registrant on the conference call, including reconciliations from the most comparable GAAP financial measures, are included in Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed on June 28, 2023. Such Exhibit 99.1 includes a copy of the Registrant's news release issued on June 28, 2023 (the “Financial News Release”) reporting results for the fourth quarter and fiscal year ended May 31, 2023. The Financial News Release was made available on the Registrant's website throughout the conference call and will remain available on the Registrant's website for at least one year.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 8.01 of this Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On April 15, 2014, the Registrant issued senior unsecured notes in the principal amount of $250.0 million, which bear interest at a rate of 4.55% and are scheduled to mature on April 15, 2026 (the “2026 Notes”). On June 29, 2023, the Registrant notified the trustee under the indenture to which the 2026 Notes are subject that the Registrant has elected to redeem in full the 2026 Notes. The redemption date is July 28, 2023, and the 2026 Notes had a principal amount of $243,623,000 as of June 29, 2023. The redemption price will be equal to the greater of (i)

100% of the principal amount of the 2026 Notes being redeemed or (ii) the sum of the present values of the remaining scheduled payments on the 2026 Notes discounted to the redemption date at the treasury rate plus 30 basis points, as provided in the applicable governing documents related to the 2026 Notes.

Item 9.01 Financial Statements and Exhibits.

(a) through (c): Not applicable.

(d) Exhibits:

The following exhibits are included with this Form 8‑K:

Exhibit No.	Description

10.1

Receivables Financing Agreement, dated as of May 19, 2022, among Worthington Receivables Company, LLC, Worthington Industries, Inc., the persons that from time to time will be lenders party thereunder, PNC Bank, National Association, as administrator, and PNC Capital Markets LLC, as structuring agent, incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated May 19, 2022 (SEC File No. 1-8399)

10.2

Purchase and Sale Agreement, dated as of May 19, 2022, among Worthington Receivables Company, LLC, Worthington Steel Rome, LLC, The Worthington Steel Company, LLC and The Worthington Steel Company, incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K dated May 19, 2022 (SEC File No. 1-8399)

10.3

Performance Guaranty, dated as of May 19, 2022, executed by Worthington Industries, Inc. in favor of PNC Bank, National Association, as administrator, for the benefit of PNC Bank, National Association and the other secured parties from time to time party to the Receivables Financing Agreement, incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K dated May 19, 2022 (SEC File No. 1-8399)

10.4

First Amendment to the Receivables Financing Agreement, dated as of October 6, 2022, among Worthington Receivables Company, LLC, Worthington Industries, Inc., PNC Bank, National Association, and PNC Capital Markets LLC, incorporated herein by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q of Worthington Industries, Inc. for the quarterly period ended August 31, 2022 (SEC File No. 1-8399)

99.1	Transcript of Worthington Industries, Inc. Earnings Conference Call for Fourth Quarter of Fiscal 2023 (Fiscal Quarter ended May 31, 2023), held on June 29, 2023*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date:	July 6, 2023	By:	/s/Patrick J. Kennedy
Patrick J. Kennedy, Vice President - General Counsel and Secretary